SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549




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                              FORM 10-Q
            Quarterly Report Under Section 13 or 15(d) of
                 the Securities Exchange Act of 1934




For Quarter Ended June 30, 1996         Commission file number 1-4881




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                         AVON PRODUCTS, INC.
       (Exact name of registrant as specified in its charter)




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                              EXHIBITS




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                         AVON PRODUCTS, INC.

                          INDEX TO EXHIBITS



Exhibit
Number                    Description
- -------                   -----------

 3.1 --Restated Certificate of Incorporation of Avon filed May 13, 1996.

 3.2   --By-Laws of Avon, as restated, effective June 6,
         1996.

11.1 --Statement re computation of primary income per share.

11.2 --Statement re computation of fully diluted income per share.

27     --Financial Data Schedule.